Exhibit 99.3
NEWS RELEASE

NCR Adds McGuire to Board of Directors

Duluth, GA and San Francisco, CA – November 10, 2014 – NCR Corporation (NYSE: NCR) and Marcato Capital Management LP, an investment manager that owns approximately 6.5% of NCR’s outstanding shares, today announced an agreement under which NCR has expanded the size of its Board of Directors from eight to nine directors and named Marcato Founder and Managing Partner Richard “Mick” McGuire to the Board.  Mr. McGuire will serve on the Board’s Executive Committee and the Compensation and Human Resource Committee.

“We are pleased to welcome Mick to our Board,” said NCR Chairman and CEO Bill Nuti.  “Marcato is NCR’s largest shareholder, and we have had an extensive dialogue with Mick regarding his views on the company since his firm became a shareholder in 2012.  We believe Mick’s shareholder perspective will further strengthen our Board, and we look forward to working with him as we continue NCR’s transformation and execute on our strategy to drive long-term growth and shareholder value.”

Mr. McGuire stated, “I am pleased to join the NCR Board and look forward to working together with the Board and management team to help NCR reach its full potential.”

The agreement between NCR and Marcato will be included in a Form 8-K to be filed today by NCR.

Based in San Francisco, Marcato manages a select number of passive and activist investments across all industries with a primary focus on opportunities in middle-market public equities.  Mr. McGuire has spent his entire career in private and public equity investing and holds an MBA from Harvard Business School and a Bachelor’s degree in Economics from Princeton University.

About NCR Corporation

NCR Corporation (NYSE: NCR) is the global leader in consumer transaction technologies, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables more than 485 million transactions daily across retail, financial, travel, hospitality, telecom and technology, and small business. NCR solutions run the everyday transactions that make your life easier.

NCR is headquartered in Duluth, Georgia with approximately 29,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. The company encourages investors to visit its web site which is updated regularly with financial and other important information about NCR.

Web site: www.ncr.com
Twitter: @NCRCorporation
Facebook: www.facebook.com/ncrcorp
LinkedIn: www.linkedin.com/company/ncr-corporation
YouTube: www.youtube.com/user/ncrcorporation

News Media Contact
Kevin Ruane
NCR Corporation
212.589.8553
kevin.ruane@ncr.com

Investor Contacts
Gavin Bell
NCR Corporation
212.589.8468
gavin.bell@ncr.com

Mara Hunt
Marcato Capital Management
415.796.6357
mara@marcatollc.com

Note to Investors - This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements that describe or relate to NCR’s future plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to: domestic and global economic and credit conditions including, in particular, market conditions in the retail industry; the impact of our indebtedness and its terms on our financial and operating activities; our ability to successfully introduce new solutions and compete in the information technology industry; the transformation of our business model and our ability to sell higher-margin software and services; defects or errors in our products; manufacturing disruptions; the historical seasonality of our sales; foreign currency fluctuations; the availability and success of acquisitions, divestitures and alliances, including the acquisition of Digital Insight; our pension strategy and underfunded pension obligation; the success of our recently announced restructuring plan; tax rates; compliance with data privacy and protection requirements; reliance on third party suppliers; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; environmental exposures from our historical and ongoing manufacturing activities; and uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions. Additional information concerning these and other factors can be found in NCR’s filings with the U.S. Securities and Exchange Commission, including NCR’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.